UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62930 O. B. Riley Rd, Suite 300, Bend, OR	97703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of certain Officers; compensatory Arrangements of certain Officers

Effective November 15, 2018, David Kane (“Mr. Kane”) resigned as Chief Financial Officer (“CFO”) of EVIO, Inc. (the “Company”) for personal reasons. Mr. Kane’s resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices, the Company’s management or the Board of Directors.

Effective November 16, 2018, Paul Wright (“Mr. Wright”) was appointed as interim CFO of the Company to fill the vacancy created upon the resignation of Mr. Kane. There are no family relationships between Mr. Wright and any of the Company’s other officers and directors.

Set forth below is the biographical information of the newly appointed directors, as required by Item 401 of Regulation S-K.

Paul Wright. Mr. Wright currently serves as the Controller of the Company, he was hired on September 24, 2018. Prior to that, he served as the CFO/Controller of Big Lift, LLC from September 2014 to September 2018; Director of Finance of Home Direct USA from April 2011 to August 2014. Mr. Wright is a Chartered Professional Accountant (CPA) and Certified General Accountant (CGA) through the Country of Canada. Mr. Wright received his Bachelor of Business Administration in Accounting from the University of Cincinnati and a Masters of Business Administration in Technology and Operations Management from Aurora University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: November 19, 2018	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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